                                                                    Exhibit 23.2






                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-40159) and related Prospectus of GE Financial Assurance Holdings, Inc. for the registration of debt securities and to the incorporation by reference therein from GE Financial Assurance's Registration Statement on Form 10/A of our report dated December 15, 1995 on the financial statements of AMEX Life Assurance Company at October 2, 1995, and for the period from January 1, 1995 to October 2, 1995, and our report dated February 8, 1996 on the financial statements of The Life Insurance Company of Virginia at December 31, 1995 and for the two years then ended, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP

Los Angeles, California
May 29, 1998